RAIT Investment Trust Announces First Quarter 2006 Earnings

PHILADELPHIA, PA — May 4, 2006 — RAIT Investment Trust (“RAIT”) (NYSE: RAS)

Financial Highlights

•	Total revenues for the three months ended March 31, 2006 increased 24.5% over the three months ended March 31, 2005

•	Net income available to common shareholders for the three months ended March 31, 2006 increased 10.3% over the three months ended March 31, 2005

•	Total assets at March 31, 2006 increased 8.8% from total assets at December 31, 2005

RAIT reported net income available to common shareholders for the three months ended March 31, 2006 of $18.1 million, and net income per common share diluted of $0.64 based on 28.1 million weighted average common shares diluted, as compared to net income available to common shareholders of $16.4 million, and net income per common share diluted of $0.64 based on 25.8 million weighted average common shares diluted for the three months ended March 31, 2005. Total revenues for the three months ended March 31, 2006 were $31.2 million as compared to $25.0 million for the three months ended March 31, 2005.

Balance Sheet Summary
At March 31, 2006, RAIT’s total assets were $1.1 billion (including $852.3 million of real estate loans, net, $40.4 million of unconsolidated real estate interests, $65.1 million of consolidated real estate interests and $88.7 million of consolidated real estate interests held for sale). At December 31, 2005, RAIT’s total assets were $1.0 billion (including $714.4 million of real estate loans, net, $40.6 million of unconsolidated real estate interests, $63.2 million of consolidated real estate interests and $85.5 million of consolidated real estate interests held for sale). At March 31, 2006, RAIT’s indebtedness secured by real estate (the sum of senior indebtedness relating to loans, long-term debt secured by consolidated real estate interests and liabilities underlying consolidated real estate interests held for sale) was $130.6 million, and there was a $325.0 million aggregate balance outstanding under RAIT’s unsecured line of credit and secured lines of credit. At December 31, 2005, RAIT’s indebtedness secured by real estate was $130.8 million, and there was a $262.4 million aggregate balance outstanding under RAIT’s unsecured line of credit and secured lines of credit. RAIT’s total shareholders’ equity was $610.4 million at March 31, 2006 and $609.2 million at December 31, 2005. Total common shares outstanding were 27,901,556 at March 31, 2006 and 27,899,065 at December 31, 2005.

Dividend Summary
On April 14, 2006, RAIT paid a first quarter dividend of $0.61 per common share to shareholders of record on April 5, 2006. Including this first quarter dividend, RAIT has declared a regular quarterly cash dividend of at least $0.60 per common share during each of the past fifteen quarters. On March 31, 2006, RAIT paid a first quarter dividend of $0.484375 per preferred share relating to RAIT’s 7.75% Series A Cumulative Redeemable Preferred Shares and a first quarter dividend of $0.5234375 per share on RAIT’s 8.375% Series B Cumulative Redeemable Preferred Shares to shareholders of record on March 1, 2006.

Conference Call Webcast
Interested parties can access the LIVE webcast of RAIT’s Quarterly Earnings Conference Call at 11:00 AM EDT on Friday, May 5, 2006 by clicking on the Webcast link on RAIT’s homepage at www.raitinvestmenttrust.com. For those who are not available to listen to the live broadcast, the replay of the webcast will be available following the live call on RAIT’s investor relations website and telephonically until Friday, May 12, 2006 by dialing 888-286-8010, access code 23157822.

About RAIT Investment Trust
RAIT Investment Trust (NYSE:RAS), a real estate investment trust, is a specialty finance company focused on the commercial real estate industry. RAIT provides structured financing to owners of real estate, including senior and mezzanine lending and preferred equity investments. RAIT also acquires real estate for its own account. For more information, please visit www.raitinvestmenttrust.com or call Investor Relations at 215-861-7900. If you would like to be added to RAIT’s distribution list to receive news, updates and announcements, please visit www.raitinvestmenttrust.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding RAIT Investment Trust’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward looking statement, see RAIT’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2005 under Item 1A — “Risk Factors”. RAIT does not undertake to update forward-looking statements in this press release or with respect to matters described herein.

RAIT Investment Trust Contact
Andres Viroslav
215-861-7923
aviroslav@raitinvestmenttrust.com

RAIT INVESTMENT TRUST
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	For the three months
	ended March 31,
	2006	2005
REVENUES
Interest income	$19,570,382	$18,975,190
Rental income	4,396,061	3,843,056
Fee income and other	5,661,224	911,432
Investment income	1,543,758	1,318,648

Total revenues	31,171,425	25,048,326
COSTS AND EXPENSES
Interest	5,589,748	1,796,209
Property operating expenses	2,340,723	2,203,410
Salaries and related benefits	1,877,986	1,250,349
General and administrative	1,171,696	861,056
Depreciation and amortization	444,111	431,275

Total costs and expenses	11,424,264	6,542,299
Net income before minority interest	$19,747,161	$18,506,027
Minority interest	(4,714)	(9,989)

Net income from continuing operations	$19,742,447	$18,496,038
Net income from discontinued operations (1)	827,592	393,097

Net income	$20,570,039	$18,889,135
Dividends attributed to preferred shares	2,518,955	2,518,955
Net income available to common shareholders	$18,051,084	$16,370,180

Net income from continuing operations per common share basic	$0.62	$0.62
Net income from discontinued operations per common share basic (1)	0.03	0.02

Net income per common share basic	$0.65	$0.64

Weighted average common shares basic	27,900,276	25,583,041
Net income from continuing operations per common share diluted	$0.61	$0.62
Net income from discontinued operations per common share diluted (1)	0.03	0.02

Net income per common share diluted	$0.64	$0.64

Weighted average common shares diluted	28,121,735	25,754,477

RAIT INVESTMENT TRUST
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2006	2005
ASSETS
Cash and cash equivalents	$11,193,353	$71,450,600
Restricted cash	28,865,356	20,892,402
Tenant escrows	159,349	161,626
Accrued interest receivable	14,499,884	13,127,801
Real estate loans, net	852,257,703	714,428,071
Unconsolidated real estate interests	40,439,691	40,625,713
Consolidated real estate interests	65,099,052	63,218,106
Consolidated real estate interests held for sale (1)	88,671,517	85,454,934
Furniture, fixtures and equipment, net	598,449	590,834
Prepaid expenses and other assets	12,355,479	13,747,340
Goodwill	887,143	887,143

Total assets	$1,115,026,976	$1,024,584,570

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:
Accounts payable and accrued liabilities	$4,364,677	$3,300,695
Accrued interest payable	2,414,642	2,244,756
Tenant security deposits	165,958	169,565
Dividends Payable	17,019,949	—
Borrowers’ escrows	24,566,383	15,981,762
Senior indebtedness relating to loans	66,500,000	66,500,000
Long-term debt secured by consolidated real estate interests	13,180,939	13,254,757
Liabilities underlying consolidated real estate interests held for sale (1)	50,911,693	51,038,566
Unsecured line of credit	325,000,000	240,000,000
Secured lines of credit	—	22,400,000

Total liabilities	$504,124,241	$414,890,101
Minority interest	454,138	459,684

Shareholders’ equity:
Preferred shares, $.01 par value; 25,000,000 shares authorized;
7.75% Series A cumulative redeemable preferred shares, liquidation preference $25.00 per share; 2,760,000 issued and outstanding	27,600	27,600
8.375% Series B cumulative redeemable preferred shares, liquidation preference $25.00 per share; 2,258,300 issued and outstanding	22,583	22,583
Common shares, $.01 par value; 200,000,000 shares authorized; 27,901,556 and 27,899,065 shares, respectively, issued and outstanding	279,015	278,991
Additional paid-in-capital	603,198,057	603,130,311
Retained earnings	7,281,285	6,250,150
Loans for stock options exercised	(186,497)	(263,647)
Deferred compensation	(173,446)	(211,203)

Total shareholders’ equity	610,448,597	609,234,785

Total liabilities and shareholders’ equity	$1,115,026,976	$1,024,584,570

(1)	As of October 3, 2005, we classified as “held for sale” a consolidated real estate interest consisting of a building in Philadelphia, Pennsylvania with 456,000 square feet of office/retail space. As of March 31, 2006, we classified as “held for sale” a consolidated real estate interest consisting of a 110,421 square foot shopping center in Norcross, Georgia. Consequently, the results attributable to these interests have been reclassified for all periods presented to “discontinued operations” in accordance with generally accepted accounting principles.